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                                                                    Exhibit 3.94

                       CERTIFICATE OF LIMITED PARTNERSHIP
                             OF MERISTAR LAJV, L.P.

     The undersigned, desiring to form a limited partnership pursuant to Delaware revised Uniform Limited Partnership Act 6, Delaware Code, Chapter 17, do hereby certify as follows:

     I.   The name of the limited partnership is MeriStar LAJV, L.P.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle.

          The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of each general partner is as follows:

          Name                                      Mailing Address
          ----                                      ---------------
          MeriStar Hospitality Operating
            Partnership, L.P.                       1010 Wisconsin Avenue, N.W.
                                                    Washington, D.C. 20007

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of MeriStar LAJV, L.P., as of 30th December 1999.

               MeriStar Hospitality Operating Partnership, L.P., General Partner


                                                    /s/ CHRISTOPHER L. BENNETT
                                                       -----------------------
                                                        Christopher L. Bennett
                                                        Vice President, Legal &
                                                          Secretary